Participating Funds

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock Municipal 2018 Term Trust (BPK)
   BlackRock Pennsylvania Municipal Bond Fund of BlackRock Multi-State Municip (BR-PAMUNI)
   BlackRock MuniYield Pennsylvania Quality Fund, Inc. (MPA)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:         08/05/2015

Security Type:                         BND/MUNI

Issuer CITY OF PHILADELPHIA, PENNSYLVANIA Gas Works Revenue Refunding Bonds Thirteenth Series (1998 General Ordinance)

Selling Underwriter                    WELLS FARGO SECURITIES LLC

Affiliated Underwriter(s)              [X] PNC Capital Markets LLC
                                       [_] Other:

List of Underwriter(s)                 Wells Fargo Securities , PNC Capital
                                       Markets LLC, Bank of America Merrill
                                       Lynch, Citigroup Global Markets Inc,
                                       Goldman,Sachs & Co.,J.P. Morgan
                                       Securities LLC, Loop Capital Markets,
                                       Williams Capital Group L.P.,

Transaction Details

 Date of Purchase                       08-03-2015

Purchase Price/Share    $107.584 Total Commission, Spread or Profit  0.424
(PER SHARE / % OF PAR)  $112.066
                        $111.799
                        $111.356
                        $110.651
                        $110.301

1. Aggregate Principal Amount Purchased (a+b)                    $  9,500,000
                                                                 ------------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)   $  8,500,000
                                                                 ------------
   b. Other BlackRock Clients                                    $  1,000,000
                                                                 ------------
2. Aggregate Principal Amount of Offering                        $261,770,000
                                                                 ------------
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25                                               0.036291

Rule 10f-3 Report - Definitions


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public           [Issuer must have 3 years of continuous
     Offering........................ operations]
[_]  Eligible Rule 144A Offering..... [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities...
[_]  Eligible Foreign Offering....... [Issuer must have 3 years of continuous operations]
[_]  Government Securities            [Issuer must have 3 years of continuous
     Offering........................ operations]

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dillip Behera                            Date: 08-15-2015
               ---------------------------------------
               Global Syndicate Team Member

Approved by:

               Steven DeLaura                           Date:08-15-2015
               ---------------------------------------
               Global Syndicate Team Member

Rule 10f-3 Report - Definitions


Definitions

Term                                          Definition
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price
                               to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

Term                                            Definition
Eligible Municipal           The securities:
Securities
                             (a) are direct obligations of, or obligations
                                 guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                             (b) are sufficiently liquid that they can be sold
                                 at or near their carrying value within a reasonably short period of time; and

                             (c) either

                                  (1) are subject to no greater than moderate
                                      credit risk; or

                                  (2) if the issuer of the municipal
                                      securities, or the entity supplying the
                                      revenues or other payments from which
                                      the issue is to be paid, has been in
                                      continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

                             Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering  The securities are sold in an offering where

                             (a) the securities are offered or sold in
                                 transactions exempt from registration under
                                 Section 4(2) of the Securities Act of 1933,
                                 Rule 144A thereunder, or Rules 501-508
                                 thereunder;

                             (b) the securities were sold to persons that the
                                 seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                             (c) the seller and any person acting on behalf of
                                 the seller reasonably believe that the
                                 securities are eligible for resale to other
                                 QIBs pursuant to Rule 144A.

Government Securities        The security is issued or guaranteed as to
Offering                     principal or interest by the United States, or by
                             a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

Term                                       Definition
U.S. Registered Public  The securities offered are registered under the
Offering Securities Act of 1933 that are being offered to the public.